News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER NET INCOME
OF $266.5 MILLION, EARNINGS PER COMMON SHARE OF $1.11

FULL YEAR NET INCOME OF $1.03 BILLION, EARNINGS PER SHARE OF $4.32
FULL YEAR RETURN ON AVERAGE COMMON EQUITY OF 11.9%
FULL YEAR REVENUE GROWTH OF 6%
CHICAGO, JANUARY 18, 2017 — Northern Trust Corporation today reported fourth quarter net income per diluted common share of $1.11, compared to $0.99 in the fourth quarter of 2015 and $1.08 in the third quarter of 2016. Net income was $266.5 million, compared to $239.3 million in the prior-year quarter and $257.6 million in the prior quarter. Return on average common equity was 11.9%.
Net income per diluted common share for the full year was $4.32, compared to $3.99 in 2015. Net income for 2016 totaled $1.03 billion, up $58.7 million, or 6%, from the prior year’s $973.8 million. Return on average common equity for the full year was 11.9%, compared to 11.5% in the prior year.
"Our fourth quarter revenue was up 7% versus one year ago, reflecting solid growth in net interest income, foreign exchange trading income, and trust, investment and other servicing fees. Expenses increased 6%, as we continued to invest in people, technology, and regulatory initiatives to support our growing business. Assets under custody and under management ended the quarter up 11% and 8%, respectively, compared to a year ago, primarily driven by higher markets and our continued success in winning new business.
Full year results reflect a continued focus on serving the complex and evolving needs of our clients, while enhancing profitability and returns for our shareholders. Our return on equity improved to 11.9% in 2016 from 11.5% in 2015. We increased our quarterly common stock dividend to $0.38 per share and repurchased 6.1 million shares during the year, returning $755 million in capital to our common shareholders," said Frederick H. Waddell, Chairman and Chief Executive Officer.

FOURTH QUARTER 2016 RESULTS

SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q4 2016	Q3 2016	Q4 2015	Q3 2016	Q4 2015
Total Revenue (FTE*)	$1,246.4	$1,220.7	$1,163.3	2%	7%
Noninterest Expense	873.9	843.0	824.8	4	6
Provision for Credit Losses	(22.0)	(3.0)	(18.5)	N/M	19
Provision for Income Taxes	123.0	116.1	111.1	6	11
Net Income	266.5	257.6	239.3	3	11
Net Income Applicable to Common Stock	260.7	251.7	233.4	4	12

Diluted Earnings per Common Share	$1.11	$1.08	$0.99	3%	12%

Return on Average Common Equity	11.87%	11.71%	11.14%
Return on Average Assets	0.90%	0.88%	0.84%

Average Assets	$117,537.3	$116,382.5	$113,673.1	1%	3%

(*)
Total revenue presented on a fully taxable equivalent (FTE) basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody, a component of AUC/A, and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$7,987.0	$7,951.7	$7,279.7	—%	10%
Wealth Management	554.3	544.0	517.3	2	7
Total Assets Under Custody/Administration	$8,541.3	$8,495.7	$7,797.0	1%	10%
Assets Under Custody
Corporate & Institutional Services	$6,176.9	$6,173.6	$5,565.8	—%	11%
Wealth Management	543.6	533.2	506.3	2	7
Total Assets Under Custody	$6,720.5	$6,706.8	$6,072.1	—%	11%
Assets Under Management
Corporate & Institutional Services	$694.0	$703.6	$648.0	(1)%	7%
Wealth Management	248.4	242.2	227.3	3	9
Total Assets Under Management	$942.4	$945.8	$875.3	—%	8%

FOURTH QUARTER 2016 RESULTS (continued)

TOTAL REVENUE (FTE)

				% Change vs.
($ In Millions except per share data)	Q4 2016	Q3 2016	Q4 2015	Q3 2016	Q4 2015
Noninterest Income	$917.1	$910.6	$867.3	1%	6%
Net Interest Income (FTE*)	329.3	310.1	296.0	6	11
Total Revenue (FTE*)	$1,246.4	$1,220.7	$1,163.3	2%	7%

(*)
Total revenue and net interest income presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Noninterest Income

				% Change vs.
($ In Millions)	Q4 2016	Q3 2016	Q4 2015	Q3 2016	Q4 2015
Noninterest Income
Trust, Investment and Other Servicing Fees	$794.4	$788.3	$747.1	1%	6%
Foreign Exchange Trading Income	58.1	53.6	52.5	8	10
Treasury Management Fees	15.6	15.0	16.2	4	(4)
Security Commissions and Trading Income	21.5	20.4	18.5	5	15
Other Operating Income	28.8	33.1	33.0	(12)	(12)
Investment Security Gains (Losses), net	(1.3)	0.2	—	N/M	(100)
Total Noninterest Income	$917.1	$910.6	$867.3	1%	6%

Q4 2016 vs. Q3 2016

▪	Trust, investment and other servicing fees increased primarily due to new business and favorable equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates.

▪	Foreign exchange trading income increased due to higher client volumes and currency volatility.

▪
Other operating income decreased in the current quarter due to net charges of $8.1 million related to a non-strategic loan and lease portfolio compared to net charges of $5.4 million in the prior quarter.

Q4 2016 vs. Q4 2015

▪
Trust, investment and other servicing fees increased primarily due to new business, lower money market mutual fund fee waivers, and favorable equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates.

▪	Foreign exchange trading income increased due to higher client volumes and currency volatility.

▪	Securities commissions and trading income increased due to growth from the acquisition of Aviate Global LLP, which closed during Q2 2016.

▪
Other operating income decreased primarily due to an increase in net charges related to a non-strategic loan and lease portfolio, partially offset by an increase in various other operating income categories.

FOURTH QUARTER 2016 RESULTS (continued)

Trust, Investment and Other Servicing Fees by Reporting Segment

				% Change vs.
($ In Millions)	Q4 2016	Q3 2016	Q4 2015	Q3 2016	Q4 2015
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$303.1	$299.4	$286.2	1%	6%
Investment Management	94.1	94.4	85.6	—	10
Securities Lending	25.2	23.1	22.3	9	13
Other	34.3	33.9	33.8	1	1
Total	$456.7	$450.8	$427.9	1%	7%

Money Market Mutual Fund Fee Waivers	$—	$—	$7.8	(93)%	(100)%

Q4 2016 vs. Q3 2016

▪	C&IS custody and fund administration fees increased primarily due to new business and favorable equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates.

▪	C&IS securities lending fees increased primarily reflecting higher spreads and increased loan volumes in the current quarter.

Q4 2016 vs. Q4 2015

▪	C&IS custody and fund administration fees increased primarily due to new business and favorable equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates.

▪	C&IS investment management fees increased primarily due to lower money market mutual fund fee waivers, favorable impact of equity markets, and new business.

▪	C&IS securities lending fees increased primarily reflecting higher spreads in the current quarter.

				% Change vs.
($ In Millions)	Q4 2016	Q3 2016	Q4 2015	Q3 2016	Q4 2015
Wealth Management Trust, Investment and Other Servicing Fees
Central	$133.6	$135.6	$128.5	(1)%	4%
East	83.8	85.1	82.3	(2)	2
West	69.5	68.0	65.6	2	6
Global Family Office	50.8	48.8	42.8	4	19
Total	$337.7	$337.5	$319.2	—%	6%

Money Market Mutual Fund Fee Waivers	$0.1	$0.2	$12.7	(62)%	(100)%

Q4 2016 vs. Q3 2016

▪	Wealth Management fees were relatively unchanged compared to the prior quarter.
Q4 2016 vs. Q4 2015

▪
The increase in Wealth Management fees across all regions was primarily attributable to lower money market mutual fund fee waivers, favorable equity markets, and new business, partially offset by higher ancillary services in the prior-year quarter.

FOURTH QUARTER 2016 RESULTS (continued)

Net Interest Income

				% Change vs.
($ In Millions)	Q4 2016	Q3 2016	Q4 2015	Q3 2016	Q4 2015
Net Interest Income
Interest Income (FTE*)	$376.0	$356.2	$337.3	6%	11%
Interest Expense	46.7	46.1	41.3	2	13
Net Interest Income (FTE*)	$329.3	$310.1	$296.0	6%	11%

Average Earning Assets	$109,045	$107,844	$105,631	1%	3%
Net Interest Margin (FTE*)	1.20%	1.14%	1.11%

(*)
Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q4 2016 vs. Q3 2016

▪	Net interest income on an FTE basis increased compared to the prior quarter, primarily attributable to a higher net interest margin and an increase in earning assets.

▪	The net interest margin on an FTE basis increased primarily due to higher yields on earning assets, driven by lower premium amortization and higher short-term interest rates.

▪
Average earning assets increased compared to the prior quarter, primarily resulting from higher levels of securities, partially offset by a reduction in short-term interest-bearing deposits and loans and leases.

Q4 2016 vs. Q4 2015

▪	Net interest income on an FTE basis increased compared to the prior-year quarter, primarily the result of a higher net interest margin and an increase in earning assets.

▪	The net interest margin on an FTE basis increased primarily due to higher yields on earning assets, driven by a rise in short-term interest rates, partially offset by higher premium amortization.

▪
Average earning assets increased compared to the prior-year quarter, primarily resulting from higher levels of securities, partially offset by a reduction in short-term interest bearing deposits. Earning asset growth was funded primarily by a higher level of interest-bearing deposits and borrowed funds.

FOURTH QUARTER 2016 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$224.9	$227.1	$254.7	(1)%	(12)%
Provision for Credit Losses	(22.0)	(3.0)	(18.5)	N/M	19
Net Recoveries / (Charge-Offs)	(10.9)	0.8	(2.9)	N/M	N/M
Ending Allowance for Credit Losses	$192.0	$224.9	$233.3	(15)%	(18)%

Allowance assigned to:
Loans and Leases	$161.0	$191.0	$193.8	(16)%	(17)%
Undrawn Commitments and Standby Letters of Credit	31.0	33.9	39.5	(9)	(22)
Ending Allowance for Credit Losses	$192.0	$224.9	$233.3	(15)%	(18)%

Q4 2016 vs. Q3 2016

▪
The credit provision in the current quarter was primarily driven by improved credit quality in the underlying data used in the quantitative portion of the inherent allowance for credit losses that resulted in a reduction in the allowance ascribed to the residential real estate and private client portfolios. The credit provision was partially offset by an increase to a specific reserve in the commercial portfolio that was charged-off during the current quarter. The credit provision in the prior quarter was primarily driven by a reduction in outstanding loans and improved credit quality in the residential real estate portfolio, partially offset by an increase in the specific reserve requirement for the commercial portfolio.

Q4 2016 vs. Q4 2015

▪
The credit provision in the prior-year quarter was driven by the adoption of a change in the estimation methodology for inherent losses and improved credit quality. The decrease in the allowance for credit losses from the prior-year quarter was driven by improved credit quality across the loan and lease portfolio coupled with the change in estimate related to the quantitative portion for the inherent allowance for credit losses. Nonperforming loans and leases in the current quarter were $160.2 million compared to $180.1 million in the prior-year quarter.

FOURTH QUARTER 2016 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q4 2016	Q3 2016	Q4 2015	Q3 2016	Q4 2015
Noninterest Expense
Compensation	$390.7	$382.1	$365.5	2%	7%
Employee Benefits	77.3	73.2	69.4	6	12
Outside Services	160.6	157.6	155.1	2	4
Equipment and Software	120.7	114.5	116.5	5	3
Occupancy	47.0	44.2	43.8	6	7
Other Operating Expense	77.6	71.4	74.5	9	4
Total Noninterest Expense	$873.9	$843.0	$824.8	4%	6%

End of Period Full-Time Equivalent Staff	17,100	16,900	16,200	1%	6%

Q4 2016 vs. Q3 2016

▪
Compensation expense increased compared to the prior quarter, due to higher salary expense and performance-based incentive compensation. The increase in salary expense was driven by staff growth and base-pay adjustments, partially offset by the favorable impact of movements in foreign exchange rates.

▪	Employee benefits expense increased compared to the prior quarter, due to higher pension related expense, partially offset by lower medical expenses.

▪	Expense for outside services increased compared to the prior quarter, primarily reflecting higher consulting expense, partially offset by lower sub-custodian expense.

▪	Equipment and software expense increased compared to the prior quarter, primarily reflecting increased software amortization.

▪	Occupancy expense increased compared to the prior quarter, primarily related to an early termination penalty recorded in the current quarter.

▪	Other operating expense increased compared to the prior quarter, primarily due to increased business promotion and advertising expense.

FOURTH QUARTER 2016 RESULTS (continued)

Q4 2016 vs. Q4 2015

▪
Compensation expense increased compared to the prior-year quarter, primarily reflecting higher performance-based incentive compensation and salary expense. The increase in salary expense was driven by staff growth and base-pay adjustments, partially offset by the favorable impact of movements in foreign exchange rates.

▪	Employee benefits expense increased compared to the prior-year quarter, primarily related to higher payroll taxes, medical expense, and retirement and pension related expense.

▪	Expense for outside services increased compared to the prior-year quarter, primarily based on higher market data costs within technical services.

▪	Equipment and software expense increased compared to the prior-year quarter, primarily reflecting increased software amortization, partially offset by prior-year quarter software dispositions.

▪	Occupancy expense increased compared to the prior-year quarter, primarily related to an early termination penalty recorded in the current quarter and higher rent expense.

▪	Other operating expense increased compared to the prior-year quarter, primarily due to higher advertising and FDIC deposit protection expense.

FOURTH QUARTER 2016 RESULTS (continued)

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q4 2016	Q3 2016	Q4 2015	Q3 2016	Q4 2015
Net Income
Income before Income Taxes	$389.5	$373.7	$350.4	4%	11%
Provision for Income Taxes	123.0	116.1	111.1	6	11
Net Income	$266.5	$257.6	$239.3	3%	11%

Effective Tax Rate	31.6%	31.1%	31.7%

Q4 2016 vs. Q3 2016

▪
The increase in the provision for income taxes compared to the prior quarter was based primarily on increased income before income taxes. In addition, the lower tax rate in the prior quarter can be partially attributed to the Corporation's early adoption of ASU 2016-09, "Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting" (ASU 2016-09). In the current quarter, the ASU 2016-09 income tax benefit driven by increased stock options exercised was offset by an adjustment to correct a portion of the income tax benefit recorded in the nine months ended September 30, 2016 upon adoption of ASU 2016-09.

Q4 2016 vs. Q4 2015

▪	The increase in the provision for income taxes compared to the prior-year quarter was based primarily on increased income before income taxes.

FULL YEAR 2016 RESULTS VS. FULL YEAR 2015

SUMMARY RESULTS & KEY METRICS

($ In Millions except per share data)	2016	2015	% Change
Total Revenue (FTE*)	$4,986.9	$4,727.9	5%
Noninterest Expense	3,470.7	3,280.6	6
Provision for Credit Losses	(26.0)	(43.0)	(40)
Provision for Income Taxes	484.6	491.2	(1)
Net Income	1,032.5	973.8	6
Net Income Applicable to Common Stock	1,009.1	950.4	6

Diluted Earnings per Common Share	$4.32	$3.99	8%

Return on Average Common Equity	11.87%	11.54%
Return on Average Assets	0.89%	0.88%

Average Assets	$115,570.3	$110,715.1	4%

(*)
Total revenue presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Net income per diluted common share for the full year was $4.32, compared to $3.99 in the prior year. Net income for 2016 totaled $1.03 billion, up $58.7 million, or 6%, from $973.8 million in 2015. The performance in 2016 generated a return on average common equity of 11.9%, compared to 11.5% in 2015.
The current-year second quarter revenue included a pre-tax gain on the sale of 1.1 million Visa Inc. Class B common shares, net of the valuation adjustment to existing swap agreements, totaling $118.2 million, partially offset by impairment charges associated with our leasing portfolio of $21.6 million. Additionally, the current-year second quarter noninterest expense included charges relating to certain securities lending litigation of $46.5 million, contractual modifications associated with certain existing asset servicing clients of $18.6 million, and severance and other personnel related charges of $17.5 million.
The prior-year second quarter included a pre-tax gain on the sale of 1.0 million Visa Inc. Class B common shares totaling $99.9 million, voluntary cash contributions to certain constant dollar net-asset-value (NAV) funds of $45.8 million and the impairment of the residual value of certain aircraft under leveraged lease agreements of $17.8 million.
Consolidated revenue totaled $4.96 billion in 2016, an increase of $259.3 million, or 6%, from $4.70 billion in the prior year. Noninterest income totaled $3.73 billion in 2016, up $94.4 million, or 3%, from $3.63 billion in 2015. The current-year second quarter noninterest income included $99.3 million from the sale of Visa Inc. Class B common shares, partially offset by impairment charges associated with our leasing portfolio. The prior-year second quarter noninterest income included a pre-tax gain on the sale of 1.0 million Visa Inc. Class B common shares totaling $99.9 million. Excluding these items, noninterest income increased $95.0 million, or 3%, primarily reflecting higher trust, investment and other servicing fees, partially offset by lower foreign exchange trading income.

FULL YEAR 2016 RESULTS VS. FULL YEAR 2015 (continued)

Net interest income on an FTE basis in 2016 totaled $1.26 billion, an increase of $164.6 million, or 15%, from $1.10 billion in 2015, due to higher levels of average earning assets and an increased net interest margin. The net interest margin increased to 1.18% in 2016 from 1.07% in 2015 due to higher yields on earning assets. The current-year and prior-year net interest margin reflect the impact of a $2.7 million and a $17.8 million impairment of the residual value of certain assets under leveraged lease agreements, respectively. Excluding the impairments, net interest margin was 1.18% and 1.09% in 2016 and 2015, respectively.
Noninterest expense totaled $3.47 billion in 2016, up $190.1 million, or 6%, from $3.28 billion in the prior year. The current-year second quarter noninterest expense included charges relating to certain securities lending litigation of $46.5 million, contractual modifications associated with certain existing asset servicing clients of $18.6 million, and severance and other personnel related charges of $17.5 million. The prior-year second quarter included a $45.8 million charge related to voluntary cash contributions to certain constant dollar NAV funds. Excluding the charges, noninterest expense increased $153.3 million, or 5%, primarily attributable to increased compensation, outside services, and equipment and software expense.
The provision for credit losses in 2016 was a credit of $26.0 million, reflecting improved credit quality across the portfolio coupled with an update to the underlying data used in the quantitative portion of the inherent allowance for credit losses that resulted in a reduction in the allowance ascribed to the residential real estate and private client portfolios. The provision for credit losses in 2015 was a credit of $43.0 million, which reflected improved credit quality across the portfolio coupled with the adoption of a change in estimation methodology for inherent losses. The change in estimate resulted in a decrease in the estimate for the allowance for credit losses for the commercial and institutional loan portfolio, partially offset by an increase in the allowance for undrawn loan commitments and standby letters of credit.
The provision for income taxes in 2016 totaled $484.6 million, representing an effective tax rate of 31.9%. The provision for income taxes in 2015 totaled $491.2 million, representing an effective tax rate of 33.5%. The current year includes a $12.3 million income tax benefit attributed to the Corporation adopting ASU 2016-09, an increase in federal tax-exempt income and change in the earnings mix in tax jurisdictions in which the Corporation operates, each of which resulted in a reduction of the effective tax rate.

STOCKHOLDERS' EQUITY

Total stockholders’ equity averaged $9.6 billion, up $915.8 million, or 11% from the prior-year quarter’s average of $8.7 billion. The increase was primarily attributable to the issuance of preferred stock and earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share repurchase program. During the year, the Corporation issued and sold 500,000 depositary shares, each representing a 1/100th ownership interest in a share of Series D Non-Cumulative Perpetual Preferred Stock for proceeds of $493.5 million, net of underwriting discounts, commissions and other issuance costs. During the current quarter, the Corporation declared cash dividends totaling $5.8 million to preferred stockholders and cash dividends totaling $88.4 million to common stockholders. During the three and twelve months ended December 31, 2016, the Corporation repurchased 822,904 shares of common stock, including 6,687 shares withheld related to share-based compensation, at a total cost of $65.1 million ($79.10 average price per share) and 6,054,150 shares of common stock, including 436,542 shares withheld related to share-based compensation, at a total cost of $411.2 million ($67.91 average price per share), respectively.

CAPITAL RATIOS

The capital ratios of Northern Trust and its principal subsidiary, The Northern Trust Company, remained strong at December 31, 2016, with all ratios applicable to classification as “well capitalized” under U.S. regulatory requirements having been exceeded.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	December 31, 2016		September 30, 2016		December 31, 2015
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	12.4%	11.8%	11.8%	11.2%	11.9%	10.8%
Tier 1	13.7%	12.9%	13.1%	12.3%	12.5%	11.4%
Total	15.1%	14.5%	14.5%	14.0%	14.2%	13.2%
Tier 1 Leverage	8.0%	8.0%	7.9%	7.9%	7.5%	7.5%
Supplementary Leverage(a)	6.7%	N/A	6.6%	N/A	6.2%	N/A

	December 31, 2016		September 30, 2016		December 31, 2015
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	12.4%	11.5%	12.0%	11.1%	11.6%	10.4%
Tier 1	12.4%	11.5%	12.0%	11.1%	11.6%	10.4%
Total	14.0%	13.3%	13.6%	12.9%	13.1%	12.0%
Tier 1 Leverage	7.0%	7.0%	7.0%	7.0%	6.7%	6.7%
Supplementary Leverage(a)	6.0%	N/A	5.9%	N/A	5.6%	N/A

(a)	Effective January 1, 2018, the Northern Trust will be subject to a minimum supplementary leverage ratio of 3 percent.

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with GAAP to such measures on an FTE basis, which are non-GAAP financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$371.0	$5.0	$376.0	$349.2	$7.0	$356.2	$330.7	$6.6	$337.3
Interest Expense	46.7	—	46.7	46.1	—	46.1	41.3	—	41.3
Net Interest Income	$324.3	$5.0	$329.3	$303.1	$7.0	$310.1	$289.4	$6.6	$296.0
Net Interest Margin	1.18%		1.20%	1.12%		1.14%	1.09%		1.11%

Total Revenue	$1,241.4	$5.0	$1,246.4	$1,213.7	$7.0	$1,220.7	$1,156.7	$6.6	$1,163.3

	Full Year Ended
	December 31, 2016			December 31, 2015
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$1,416.9	$25.1	$1,442.0	$1,224.0	$25.3	$1,249.3
Interest Expense	182.0	—	182.0	153.9	—	153.9
Net Interest Income	$1,234.9	$25.1	$1,260.0	$1,070.1	$25.3	$1,095.4
Net Interest Margin	1.15%		1.18%	1.05%		1.07%

Total Revenue	$4,961.8	$25.1	$4,986.9	$4,702.6	$25.3	$4,727.9

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels, spending related to technology and regulatory initiatives, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast on January 18, 2017. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
The rebroadcast of the live call will be available on Northern Trust’s website from 3:00 p.m. CT on January 18, 2017, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has offices in the United States in 19 states and Washington, D.C., and 22 international locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of December 31, 2016 Northern Trust had assets under custody of US$6.7 trillion, and assets under management of US$942 billion. For more than 125 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at http://www.northerntrust.com/disclosures.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FOURTH QUARTER
	2016	2015	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$794.4	$747.1	6%
Foreign Exchange Trading Income	58.1	52.5	10
Treasury Management Fees	15.6	16.2	(4)
Security Commissions and Trading Income	21.5	18.5	15
Other Operating Income	28.8	33.0	(12)
Investment Security Gains (Losses), net	(1.3)	—	(100)
Total Noninterest Income	917.1	867.3	6

Net Interest Income
Interest Income	371.0	330.7	12
Interest Expense	46.7	41.3	13
Net Interest Income	324.3	289.4	12

Total Revenue	1,241.4	1,156.7	7

Provision for Credit Losses	(22.0)	(18.5)	19

Noninterest Expense
Compensation	390.7	365.5	7
Employee Benefits	77.3	69.4	12
Outside Services	160.6	155.1	4
Equipment and Software	120.7	116.5	3
Occupancy	47.0	43.8	7
Other Operating Expense	77.6	74.5	4
Total Noninterest Expense	873.9	824.8	6

Income before Income Taxes	389.5	350.4	11
Provision for Income Taxes	123.0	111.1	11
NET INCOME	$266.5	$239.3	11%

Dividends on Preferred Stock	$5.8	$5.9	—%
Earnings Allocated to Participating Securities	5.0	3.8	30
Earnings Allocated to Common and Potential Common Shares	255.7	229.6	11

Per Common Share
Net Income
Basic	$1.12	$1.00	12%
Diluted	1.11	0.99	12

Average Common Equity	$8,737.3	$8,315.0	5%
Return on Average Common Equity	11.87%	11.14%
Return on Average Assets	0.90%	0.84%

Cash Dividends Declared per Common Share	$0.38	$0.36	6%

Average Common Shares Outstanding (000s)
Basic	227,638	230,391
Diluted	229,480	232,236
Common Shares Outstanding (EOP) (000s)	228,605	229,294

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FOURTH	THIRD
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2016	2016	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$794.4	$788.3	1%
Foreign Exchange Trading Income	58.1	53.6	8
Treasury Management Fees	15.6	15.0	4
Security Commissions and Trading Income	21.5	20.4	5
Other Operating Income	28.8	33.1	(12)
Investment Security Gains (Losses), net	(1.3)	0.2	N/M
Total Noninterest Income	917.1	910.6	1

Net Interest Income
Interest Income	371.0	349.2	6
Interest Expense	46.7	46.1	2
Net Interest Income	324.3	303.1	7

Total Revenue	1,241.4	1,213.7	2

Provision for Credit Losses	(22.0)	(3.0)	N/M

Noninterest Expense
Compensation	390.7	382.1	2
Employee Benefits	77.3	73.2	6
Outside Services	160.6	157.6	2
Equipment and Software	120.7	114.5	5
Occupancy	47.0	44.2	6
Other Operating Expense	77.6	71.4	9
Total Noninterest Expense	873.9	843.0	4

Income before Income Taxes	389.5	373.7	4
Provision for Income Taxes	123.0	116.1	6
NET INCOME	$266.5	$257.6	3%

Dividends on Preferred Stock	$5.8	$5.9	—%
Earnings Allocated to Participating Securities	5.0	4.8	4
Earnings Allocated to Common and Potential Common Shares	255.7	246.9	4

Per Common Share
Net Income
Basic	$1.12	$1.09	3%
Diluted	1.11	1.08	3

Average Common Equity	$8,737.3	$8,552.5	2%
Return on Average Common Equity	11.87%	11.71%
Return on Average Assets	0.90%	0.88%

Cash Dividends Declared per Common Share	$0.38	$0.38	—%

Average Common Shares Outstanding (000s)
Basic	227,638	226,540
Diluted	229,480	228,055
Common Shares Outstanding (EOP) (000s)	228,605	226,431

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	TWELVE MONTHS
	2016	2015	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$3,108.1	$2,980.5	4%
Foreign Exchange Trading Income	236.6	261.8	(10)
Treasury Management Fees	62.8	64.7	(3)
Security Commissions and Trading Income	81.4	78.7	3
Other Operating Income	241.2	247.1	(2)
Investment Security Gains (Losses), net	(3.2)	(0.3)	N/M
Total Noninterest Income	3,726.9	3,632.5	3

Net Interest Income
Interest Income	1,416.9	1,224.0	16
Interest Expense	182.0	153.9	18
Net Interest Income	1,234.9	1,070.1	15

Total Revenue	4,961.8	4,702.6	6

Provision for Credit Losses	(26.0)	(43.0)	(40)

Noninterest Expense
Compensation	1,541.1	1,443.3	7
Employee Benefits	293.3	285.3	3
Outside Services	627.1	595.7	5
Equipment and Software	467.4	454.8	3
Occupancy	177.4	173.5	2
Other Operating Expense	364.4	328.0	11
Total Noninterest Expense	3,470.7	3,280.6	6

Income before Income Taxes	1,517.1	1,465.0	4
Provision for Income Taxes	484.6	491.2	(1)
NET INCOME	$1,032.5	$973.8	6%

Dividends on Preferred Stock	$23.4	$23.4	—%
Earnings Allocated to Participating Securities	18.7	15.4	21
Earnings Allocated to Common and Potential Common Shares	990.4	935.0	6

Per Common Share
Net Income
Basic	$4.35	$4.03	8%
Diluted	4.32	3.99	8

Average Common Equity	$8,499.9	$8,236.0	3%
Return on Average Common Equity	11.87%	11.54%
Return on Average Assets	0.89%	0.88%

Cash Dividends Declared per Common Share	$1.48	$1.41	5%

Average Common Shares Outstanding (000s)
Basic	227,581	232,280
Diluted	229,151	234,222
Common Shares Outstanding (EOP) (000s)	228,605	229,294

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31
	2016	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,974.3	$1,614.2	22%
Interest-Bearing Due from and Deposits with Banks (**)	8,072.9	10,379.8	(22)
Federal Reserve and Other Central Bank Deposits	26,653.9	23,683.0	13
Securities
U.S. Government	7,537.6	6,204.3	21
Obligations of States and Political Subdivisions	948.8	125.6	N/M
Government Sponsored Agency	17,900.2	16,376.7	9
Other (***)	18,536.6	15,284.4	21
Total Securities	44,923.2	37,991.0	18
Loans and Leases	33,822.1	33,180.9	2
Total Earning Assets	115,446.4	106,848.9	8
Allowance for Credit Losses Assigned to Loans and Leases	(161.0)	(193.8)	(17)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,080.0	2,923.4	(29)
Buildings and Equipment	466.6	446.9	4
Client Security Settlement Receivables	1,043.7	2,157.0	(52)
Goodwill	519.4	526.4	(1)
Other Assets	4,531.8	4,040.8	12
Total Assets	$123,926.9	$116,749.6	6%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$16,509.0	$15,035.9	10%
Savings Certificates and Other Time	1,331.7	1,455.8	(9)
Non-U.S. Offices - Interest-Bearing	53,648.1	50,221.8	7
Total Interest-Bearing Deposits	71,488.8	66,713.5	7
Short-Term Borrowings	5,788.0	4,953.2	17
Senior Notes	1,496.6	1,497.4	—
Long-Term Debt	1,330.9	1,371.3	(3)
Floating Rate Capital Debt	277.4	277.3	—
Total Interest-Related Funds	80,381.7	74,812.7	7
Demand and Other Noninterest-Bearing Deposits	30,162.9	30,155.4	—
Other Liabilities	3,611.9	3,075.6	17
Total Liabilities	114,156.5	108,043.7	6
Common Equity	8,888.4	8,317.4	7
Preferred Equity	882.0	388.5	127
Total Equity	9,770.4	8,705.9	12
Total Liabilities and Stockholders’ Equity	$123,926.9	$116,749.6	6%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31	SEPTEMBER 30
	2016	2016	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,974.3	$2,066.0	(4)%
Interest-Bearing Due from and Deposits with Banks (**)	8,072.9	9,037.5	(11)
Federal Reserve and Other Central Bank Deposits	26,653.9	22,195.0	20
Securities
U.S. Government	7,537.6	7,671.9	(2)
Obligations of States and Political Subdivisions	948.8	851.4	11
Government Sponsored Agency	17,900.2	18,032.5	(1)
Other (***)	18,536.6	18,488.3	—
Total Securities	44,923.2	45,044.1	—
Loans and Leases	33,822.1	33,423.0	1
Total Earning Assets	115,446.4	111,765.6	3
Allowance for Credit Losses Assigned to Loans and Leases	(161.0)	(191.0)	(16)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,080.0	1,724.7	21
Buildings and Equipment	466.6	438.8	6
Client Security Settlement Receivables	1,043.7	1,984.5	(47)
Goodwill	519.4	524.4	(1)
Other Assets	4,531.8	3,838.0	18
Total Assets	$123,926.9	$120,085.0	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$16,509.0	$14,779.2	12%
Savings Certificates and Other Time	1,331.7	1,507.7	(12)
Non-U.S. Offices - Interest-Bearing	53,648.1	54,024.3	(1)
Total Interest-Bearing Deposits	71,488.8	70,311.2	2
Short-Term Borrowings	5,788.0	4,682.7	24
Senior Notes	1,496.6	1,496.4	—
Long-Term Debt	1,330.9	1,400.9	(5)
Floating Rate Capital Debt	277.4	277.4	—
Total Interest-Related Funds	80,381.7	78,168.6	3
Demand and Other Noninterest-Bearing Deposits	30,162.9	29,160.1	3
Other Liabilities	3,611.9	3,176.5	14
Total Liabilities	114,156.5	110,505.2	3
Common Equity	8,888.4	8,697.8	2
Preferred Equity	882.0	882.0	—
Total Equity	9,770.4	9,579.8	2
Total Liabilities and Stockholders’ Equity	$123,926.9	$120,085.0	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	FOURTH QUARTER
	2016	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,980.1	$1,490.3	33%
Interest-Bearing Due from and Deposits with Banks (**)	7,869.1	9,692.5	(19)
Federal Reserve and Other Central Bank Deposits	20,079.6	22,725.2	(12)
Securities
U.S. Government	7,616.2	5,527.4	38
Obligations of States and Political Subdivisions	943.5	115.9	N/M
Government Sponsored Agency	17,981.2	16,308.7	10
Other (***)	18,756.7	15,886.5	18
Total Securities	45,297.6	37,838.5	20
Loans and Leases	33,818.5	33,884.0	—
Total Earning Assets	109,044.9	105,630.5	3
Allowance for Credit Losses Assigned to Loans and Leases	(189.7)	(242.0)	(22)
Cash and Due from Banks and Other Central Bank Deposits (****)	1,923.6	2,142.7	(10)
Buildings and Equipment	454.8	441.1	3
Client Security Settlement Receivables	1,012.8	1,070.9	(5)
Goodwill	519.9	529.9	(2)
Other Assets	4,771.0	4,100.0	16
Total Assets	$117,537.3	$113,673.1	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,136.8	$14,998.5	1%
Savings Certificates and Other Time	1,413.2	1,436.2	(2)
Non-U.S. Offices - Interest-Bearing	51,866.5	50,664.5	2
Total Interest-Bearing Deposits	68,416.5	67,099.2	2
Short-Term Borrowings	6,598.0	5,566.3	19
Senior Notes	1,496.5	1,497.3	—
Long-Term Debt	1,360.5	1,382.0	(2)
Floating Rate Capital Debt	277.4	277.3	—
Total Interest-Related Funds	78,148.9	75,822.1	3
Demand and Other Noninterest-Bearing Deposits	26,168.4	26,009.2	1
Other Liabilities	3,600.7	3,138.3	15
Total Liabilities	107,918.0	104,969.6	3
Common Equity	8,737.3	8,315.0	5
Preferred Equity	882.0	388.5	127
Total Equity	9,619.3	8,703.5	11
Total Liabilities and Stockholders’ Equity	$117,537.3	$113,673.1	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FOURTH	THIRD
($ In Millions)	QUARTER	QUARTER
	2016	2016	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,980.1	$1,613.2	23%
Interest-Bearing Due from and Deposits with Banks (**)	7,869.1	8,232.2	(4)
Federal Reserve and Other Central Bank Deposits	20,079.6	20,829.6	(4)
Securities
U.S. Government	7,616.2	7,292.5	4
Obligations of States and Political Subdivisions	943.5	734.7	28
Government Sponsored Agency	17,981.2	17,583.7	2
Other (***)	18,756.7	17,647.8	6
Total Securities	45,297.6	43,258.7	5
Loans and Leases	33,818.5	33,910.1	—
Total Earning Assets	109,044.9	107,843.8	1
Allowance for Credit Losses Assigned to Loans and Leases	(189.7)	(192.9)	(2)
Cash and Due from Banks and Other Central Bank Deposits (****)	1,923.6	1,933.8	(1)
Buildings and Equipment	454.8	441.3	3
Client Security Settlement Receivables	1,012.8	1,200.7	(16)
Goodwill	519.9	525.5	(1)
Other Assets	4,771.0	4,630.3	3
Total Assets	$117,537.3	$116,382.5	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,136.8	$15,025.7	1%
Savings Certificates and Other Time	1,413.2	1,450.3	(3)
Non-U.S. Offices - Interest-Bearing	51,866.5	51,468.6	1
Total Interest-Bearing Deposits	68,416.5	67,944.6	1
Short-Term Borrowings	6,598.0	6,961.0	(5)
Senior Notes	1,496.5	1,496.3	—
Long-Term Debt	1,360.5	1,406.9	(3)
Floating Rate Capital Debt	277.4	277.4	—
Total Interest-Related Funds	78,148.9	78,086.2	—
Demand and Other Noninterest-Bearing Deposits	26,168.4	25,829.3	1
Other Liabilities	3,600.7	3,236.4	11
Total Liabilities	107,918.0	107,151.9	1
Common Equity	8,737.3	8,552.5	2
Preferred Equity	882.0	678.1	30
Total Equity	9,619.3	9,230.6	4
Total Liabilities and Stockholders’ Equity	$117,537.3	$116,382.5	1%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2016	2015
($ In Millions Except Per Share Data)	QUARTERS	QUARTER
FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Income Summary
Trust, Investment and Other Servicing Fees	$794.4	$788.3	$777.2	$748.2	$747.1
Other Noninterest Income	122.7	122.3	239.8	134.0	120.2
Net Interest Income	324.3	303.1	299.7	307.8	289.4
Total Revenue	1,241.4	1,213.7	1,316.7	1,190.0	1,156.7
Provision for Credit Losses	(22.0)	(3.0)	(3.0)	2.0	(18.5)
Noninterest Expense	873.9	843.0	925.0	828.8	824.8
Income before Income Taxes	389.5	373.7	394.7	359.2	350.4
Provision for Income Taxes	123.0	116.1	131.7	113.8	111.1
Net Income	$266.5	$257.6	$263.0	$245.4	$239.3

Per Common Share
Net Income - Basic	$1.12	$1.09	$1.11	$1.03	$1.00
- Diluted	1.11	1.08	1.10	1.03	0.99
Cash Dividends Declared per Common Share	0.38	0.38	0.36	0.36	0.36
Book Value (EOP)	38.88	38.41	37.79	37.01	36.27
Market Value (EOP)	89.05	67.99	66.26	65.17	72.09

Financial Ratios
Return on Average Common Equity	11.87%	11.71%	12.30%	11.60%	11.14%
Return on Average Assets	0.90	0.88	0.92	0.87	0.84
Net Interest Margin (GAAP)	1.18	1.12	1.13	1.18	1.09
Net Interest Margin (FTE*)	1.20	1.14	1.16	1.21	1.11

Capital Ratios
Standardized Approach
Common Equity Tier 1	11.8%	11.2%	10.6%	10.6%	10.8%
Tier 1	12.9	12.3	11.0	11.1	11.4
Total	14.5	14.0	12.7	12.8	13.2
Tier 1 Leverage	8.0	7.9	7.4	7.4	7.5

Advanced Approach
Common Equity Tier 1	12.4%	11.8%	11.5%	11.6%	11.9%
Tier 1	13.7	13.1	12.0	12.1	12.5
Total	15.1	14.5	13.5	13.6	14.2
Tier 1 Leverage	8.0	7.9	7.4	7.4	7.5
Supplementary Leverage	6.7	6.6	6.2	6.1	6.2

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$6,176.9	$6,173.6	$5,838.6	$5,700.3	$5,565.8
Wealth Management	543.6	533.2	514.2	511.1	506.3
Total Assets Under Custody	$6,720.5	$6,706.8	$6,352.8	$6,211.4	$6,072.1

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$694.0	$703.6	$672.3	$669.9	$648.0
Wealth Management	248.4	242.2	233.9	230.1	227.3
Total Assets Under Management	$942.4	$945.8	$906.2	$900.0	$875.3

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$160.2	$173.3	$152.2	$164.0	$180.1
Other Real Estate Owned (OREO)	5.2	7.7	14.2	10.4	8.2
Total Nonperforming Assets	$165.4	$181.0	$166.4	$174.4	$188.3
Nonperforming Assets / Loans and Leases and OREO	0.49%	0.54%	0.48%	0.51%	0.57%
Gross Charge-offs	$14.1	$3.0	$4.9	$5.3	$5.2
Less: Gross Recoveries	3.2	3.8	2.5	2.6	2.3
Net (Recoveries) / Charge-offs	$10.9	$(0.8)	$2.4	$2.7	$2.9
Net Charge-offs (Annualized) to Average Loans and Leases	0.13%	(0.01)%	0.03%	0.03%	0.03%
Allowance for Credit Losses Assigned to Loans and Leases	$161.0	$191.0	$192.0	$195.6	$193.8
Allowance to Nonperforming Loans and Leases	1.0	x	1.1	x	1.3	x	1.2x	1.1x
Allowance for Other Credit-Related Exposures	$31.0	$33.9	$35.1	$37.0	$39.5

(*)
Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.